Exhibit 99.1

Catalyst Biosciences Reports Fourth Quarter and Year-end 2021 Operating & Financial

Results and Provides a Corporate Update

SOUTH SAN FRANCISCO, Calif. – March 31, 2022 – Catalyst Biosciences, Inc. (NASDAQ: CBIO) today announced its operating and financial results for the fourth quarter and year ended December 31, 2021 and provided a corporate update.

“In late 2021 we announced a strategic change in corporate strategy, pivoting from hemophilia to a highly promising complement therapeutics and protease medicines platform,” said Nassim Usman, Ph.D., president and chief executive officer of Catalyst. “This month, we re-acquired the full rights to CB 2782-PEG adding to our promising portfolio, which includes CB 4332 our enhanced CFI development candidate. Having the full rights to these two potentially best-in-class candidates in dry AMD provides another opportunity in our exploration of strategic alternatives that was announced in February. We are also implementing expense reduction measures, including headcount, while we continue this process.”

Recent Milestones

•

Regained the rights to CB 2782-PEG for the treatment of Dry AMD, expanding the Company’s complement portfolio in ophthalmology. With the full rights to CB 2782-PEG back under the company’s control, Catalyst now has two wholly owned, potentially best-in-class development candidates. Dry AMD is a leading cause of blindness in its severe form for which there are no currently approved drugs. The potential dry AMD market is estimated to be over $10 billion.

•

Received Rare Pediatric Disease Designation for CB 4332 for the treatment of CFI Deficiency. Under the FDA’s rare pediatric disease designation program, the FDA may grant a priority review voucher to a sponsor that received product approval for a rare pediatric disease. A rare pediatric disease is defined as a serious or life-threatening condition that affects less than 200,000 individuals in the U.S. per year and who are primarily less than 18 years of age.

•	Announced plans to explore strategic alternatives for the company.

•	Implemented further personnel and cost reductions, including additional headcount reductions of approximately 19 employees, or 70%, that are expected to be completed by April 30, 2022.

Fourth Quarter and Year-End 2021 Results and Financial Highlights

•	Cash, cash equivalents, and, investments, as of December 31, 2021, were $46.9 million.

•

Research and development expense for the three months and year ended December 31, 2021 was $16.1 million and $68.9 million respectively, compared with $14.6 million and $53.0 million for the prior year periods, respectively. The increase was due primarily to an increase in MarzAA clinical and manufacturing costs, preclinical research costs, personnel-related costs including one-time severance costs associated with our restructuring, and an increase in facilities costs.

•

General and administrative expense for the three months and year ended December 31, 2021 was $4.2 million and $19.0 million, respectively, compared with $4.3 million and $16.2 million, for the prior year periods, respectively. This increase was due primarily to an increase in personnel-related costs and an increase in professional services.

•

Interest and other income (expense), net for the three months and year ended December 31, 2021 was $(16,000) and $(39,000) respectively, compared with $(0.1) million and $1.1 million, for the prior year periods, respectively. The $1.2 million decrease was primarily due to a decrease in interest income and due to the payment received in the first quarter of 2020 under an agreement associated with neuronal nicotinic receptor asset sold in 2016.

•

Net loss attributable to common stockholders for the three months and year ended December 31, 2021 was $20.3 million, or ($0.65) per basic and diluted share, and $87.9 million, or ($2.87) per basic and diluted share, respectively, compared with $18.9 million, or ($0.86) per basic and diluted share, and $56.2 million, or ($2.93) per basic and diluted share, for the prior year periods, respectively.

•	As of December 31, 2021, the Company had 31,409,707 shares of common stock outstanding.

About Catalyst Biosciences, the Protease Medicines company

Catalyst is a research and clinical development biopharmaceutical company focused on developing protease therapeutics to address unmet medical needs in disorders of the complement system. Proteases are natural regulators of this biological system. We engineer proteases to create improved or novel molecules to treat diseases that result from dysregulation of the complement cascade. Our complement pipeline consists of several proteases that regulate the complement cascade including CB 2782-PEG, a C3 degrader for the potential treatment of dry age-related macular degeneration (dAMD), improved Complement Factor I protease CB 4332 for patients with deficiencies in CFI including dAMD, and proteases from our ProTUNE™ C3b/C4b degrader and ImmunoTUNE™ C3a/C5a degrader platforms designed to target other disorders of the complement or inflammatory pathways.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements include, without limitation, those regarding potential strategic alternatives, potential markets for CB 2782-PEG and CB 4332, plans for clinical development of CB 2782-PEG and CB 4332 in dry AMD, and the continued generation of candidates to treat diseases that result from dysregulation of the complement cascade, as well as statements about the benefits of our protease engineering platform. Actual results or events could differ materially from the plans, intentions, expectations, and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially, including, but not limited to, the risk that we will not identify or execute any strategic alternatives, that clinical trials and preclinical studies may be delayed as a result of COVID-19, competitive products, and other factors, that CB 2782-PEG, CB 4332 and the Company’s complement degraders are not yet in human clinical trials and will require clinical additional testing, including multiple clinical trials, before being approved, that the Company will need to raise additional capital, and other risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022, the Quarterly Report on Form 10-Q filed with the SEC on November 12, 2021, and in other filings filed from time to time with the SEC. The Company does not assume any obligation to update any forward-looking statements, except as required by law.

Contact:

Trisha Colton

Catalyst Biosciences, Inc.

investors@catbio.com

Catalyst Biosciences, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$44,347	$30,360
Short-term investments	2,504	48,994
Accounts receivable	1,818	3,313
Prepaid and other current assets	2,807	6,843

Total current assets	51,476	89,510
Long-term investments	—	2,543
Other assets, noncurrent	472	528
Right-of-use assets	2,744	1,832
Property and equipment, net	970	433

Total assets	$55,662	$94,846

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,419	$5,931
Accrued compensation	1,467	2,476
Deferred revenue	230	1,983
Other accrued liabilities	4,072	6,743
Operating lease liability	1,977	663

Total current liabilities	14,165	17,796
Operating lease liability, noncurrent	408	981

Total liabilities	14,573	18,777

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized; 31,409,707 and 22,097,820 shares issued and outstanding at December 31, 2021 and 2020, respectively	31	22
Additional paid-in capital	443,752	390,803
Accumulated other comprehensive income	—	5
Accumulated deficit	(402,694)	(314,761)

Total stockholders’ equity	41,089	76,069

Total liabilities and stockholders’ equity	$55,662	$94,846

Catalyst Biosciences, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Year Ended December 31,
	2021	2020
Revenue:
License	$—	$15,100
Collaboration	7,338	5,848

License and collaboration revenue	7,338	20,948

Operating expenses:
Cost of license	—	3,102
Cost of collaboration	7,380	6,061
Research and development	68,889	52,975
General and administrative	18,963	16,180

Total operating expenses	95,232	78,318

Loss from operations	(87,894)	(57,370)
Interest and other income (expense), net	(39)	1,129

Net loss	$(87,933)	$(56,241)

Net loss per share attributable to common stockholders, basic and diluted	$(2.87)	$(2.93)

Shares used to compute net loss per share attributable to common stockholders, basic and diluted	30,640,977	19,179,299

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